Exhibit (h)


                                                                      Deloitte
                                                                      & Touche




                         CONSENT OF DELOITTE & TOUCHE



I hereby consent to the inclusion of the report of Deloitte & Touche on the financial statements of New Brunswick Power Corporation for the fiscal year ended March 31, 2002 as Exhibit (g) to the Annual Report on Form 18-K of the Province of New Brunswick for the fiscal year ended March 31, 2002 and to the incorporation by reference of such report in the Registration Statement No. 33-89790 of the Province of New Brunswick.


/s/ Deloitte & Touche


Chartered Accountants
Saint John, New Brunswick

December 16, 2002